UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 26, 2005 (July 22, 2005)

ZIX CORPORATION

(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-17995 (Commission file number)	75-2216818 (I.R.S. employer identification number)

2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As previously reported by Zix Corporation (the “Company”) in its Current Report on Form 8-K filed on April 14, 2005 (the “Prior Report”), on April 13, 2005 the Company entered into amendments (the “Purchase Agreement Amendments”) to its Purchase Agreements with Omicron Master Trust and Amulet Limited (referred to herein, together, as the “Investors”), each dated as of November 1, 2004, pursuant to which the Company issued to the Investors an aggregate of $20 million principal amount of its convertible notes due 2005-2008 and common stock purchase warrants. Under the Purchase Agreement Amendments, the Company agreed to issue an Amended and Restated Convertible Note and an Amended and Restated Common Stock Purchase Warrant and enter into an Amended and Restated Registration Rights Agreement with each of the Investors at the closing of the Purchase Agreement Amendments (collectively, the “Other Amendment Documents,” and, together with the Purchase Agreement Amendments, the “Amendment Transaction Documents”). For additional information about the Amendment Transaction Documents, please refer to the summary set forth in the Prior Report. The descriptions of the Amendment Transaction Documents contained in this Current Report on Form 8-K and the Prior Report are qualified in their entirety by the text of the Amendment Transaction Documents, each of which is filed as an exhibit to the Prior Report.

     On July 22, 2005, all of the conditions to closing of the Purchase Agreement Amendments were satisfied, the Purchase Agreement Amendments closed, the Company issued the Amended and Restated Convertible Notes and the Amended and Restated Common Stock Purchase Warrants and the Company and the Investors entered into the Amended and Restated Registration Rights Agreement. In connection with the closing of the Purchase Agreement Amendments, the Company and the Investors also agreed to extend until August 31, 2005 the date by which $5 million of principal amount of the Amended and Restated Convertible Notes must be redeemed. Under the Purchase Agreement Amendments, prior to such extension this date had been July 31, 2005.

     The $5 million principal amount of the Amended and Restated Convertible Notes is to be redeemed with shares of the Company’s common stock to the extent that it is able to do so under the terms of the Amendment Transaction Documents. The Company intends to begin the redemption of principal amounts of the Amended and Restated Convertible Notes in the near future. Currently, the Company believes that it will be able to redeem approximately $1 million to $1.75 million of the $5 million principal amount of the Amended and Restated Convertible Notes to be redeemed by August 31, 2005 using shares of its common stock. The Company would then be required to effect the remainder of the August 31, 2005 redemption by paying the Investors approximately $3.5 million to $4.25 million in cash (reflecting the requirement to pay cash at 105% of the redeemed principal amount) and by issuing warrants to the Investors for approximately 380,000 to 470,000 shares of its common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: July 26, 2005	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer